SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

          ________________________________________

                          FORM 8-K

                       CURRENT REPORT
          ________________________________________

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934


 Date of Report (Date of earliest event reported):  October 18, 1995


                   SHAWMUT NATIONAL CORPORATION
     (Exact Name of Registrant as Specified in Charter)


        Delaware            1-10102              06-1212629
        (State or other     (Commission File     (IRS Employer
        jurisdiction of     Number)              Identification No.)
        Incorporation)



           777 Main Street, Hartford, Connecticut      06115
          One Federal Street, Boston, Massachusetts    02211
           (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:    (203) 986-2000
                                                       (617) 292-2000


                       Not Applicable
    (Former Name or Former Address, if Changed Since Last Report)

                     Page 1 of 16 pages
               Exhibit Index located on Page 4

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS.

          The following exhibits are filed with this Current
          Report on Form 8-K:


EXHIBIT
NUMBER                   DESCRIPTION

99.1 Press Release of Shawmut National Corporation, dated October 18, 1995, entitled "Shawmut National Corporation reports third quarter net income of $91.4 million, or $.68 per common share."

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SHAWMUT NATIONAL CORPORATION


                              By: (Susan E. Lester)
                                  -------------------------
                                   Susan E. Lester
                                   Chief Financial Officer and
                                   Executive Vice President

Dated: October 23, 1995

                        EXHIBIT INDEX


EXHIBIT                                                              PAGE
NUMBER                  DESCRIPTION                                 NUMBER

99.1             Press Release of Shawmut National Corporation,        5
                 dated October 18, 1995, entitled "Shawmut National Corporation reports third quarter net income of $91.4 million, or $.68 per common share."

Shawmut National Corporation
1995 Third Quarter Results
---------------------------------------------------------------------------

News Media Contact:                                  Investor Contact:
Vincent Loporchio                                    Susan E. Lester
(617) 292-3239                                       (203) 986-3297


             SHAWMUT NATIONAL CORPORATION REPORTS
                 THIRD QUARTER NET INCOME OF
           $91.4 MILLION, OR $.68 PER COMMON SHARE
___________________________________________________________________

BOSTON, Mass., and HARTFORD, Conn., October 18, 1995 - Shawmut National Corporation (NYSE: SNC) reported net income of $91.4 million for the third quarter of 1995, or $.68 per common share, compared with $85.3 million, or $.68 per common share earned in the third quarter of 1994. Return on average assets and return on average common equity for the third quarter of 1995 were 1.07 percent and 15.17 percent, respectively, compared with 1.09 percent and 16.52 percent, respectively, for the third quarter of 1994.

Commenting on third quarter results, Joel B. Alvord, Shawmut's chairman and chief executive officer said, "Growth in fee income supported by efficiency enhancements generated solid financial results in the quarter. In addition, integration planning for Shawmut's merger with Fleet Financial Group is proceeding smoothly, and we anticipate final regulatory approvals shortly."

For the first nine months of 1995, net income was $236.6 million, or $1.76 per common share, compared with $143.9 million, or $1.12 per common share for the first nine months of 1994. Excluding merger and restructuring-related charges from both periods, operating income was $268.2 million, or $2.02 per common share for the first nine months of 1995, compared with $243.7 million, or $1.96 per common share for the 1994 period.

Shawmut National Corporation
1995 Third Quarter Results
---------------------------------------------------------------------------

INCOME STATEMENT HIGHLIGHTS
___________________________________________________________________________________
($ in millions)
                                            1995                       1994
                                 ---------------------------    ------------------

                                  3Q         2Q         1Q         4Q         3Q
Net Interest Income (T-E)      $ 263.2    $ 271.5    $ 273.2    $ 265.9    $ 268.9
Tax Equivalent Adjustment         (1.4)      (3.1)      (2.9)      (2.5)      (3.0)
Net Interest Income              261.8      268.4      270.3      263.4      265.9
Noninterest Income               107.2      111.7       95.3      104.2       91.7
Noninterest Expenses (1)         223.3      234.5      228.7      224.5      226.4
Provision for Credit Losses       ----       ----       ----       ----       ----
  Subtotal                       145.7      145.6      136.9      143.1      131.2
Merger Related Charges            ----       13.6       36.9       ----       ----
Pre-Tax Income                   145.7      132.0      100.0      143.1      131.2
Income Taxes                      54.3       49.4       37.4       49.6       45.9
Net Income                     $  91.4    $  82.6    $  62.6    $  93.5    $  85.3
PERFORMANCE RATIOS
 ROA (%)                          1.07        .95        .76       1.17       1.09
 ROCE (%)                        15.17      13.92      10.98      17.59      16.52
 Net Interest Margin (%)          3.39       3.39       3.55       3.65       3.78
 Efficiency Ratio (%) (1) (2)     60.3       61.4       62.0       60.5       62.8
COMMON SHARE DATA:
 Net Income ($)                    .68        .61        .47        .74        .68
OPERATING PERFORMANCE (1)
 Operating Income ($)             91.4       91.1       85.7       93.5       85.3
 Operating Income Per Share($)     .68        .68        .66        .74        .68
 ROA (%)                          1.07       1.05       1.04       1.17       1.09
 ROCE (%)                        15.17      15.49      15.45      17.59      16.52

(1) Excludes merger-related charges.
(2) Excludes securities gains and losses and provision for foreclosed properties.

Shawmut National Corporation
1995 Third Quarter Results
---------------------------------------------------------------------------

Net Interest Income

Tax-equivalent net interest income for the third quarter of 1995 was $263.2 million, a decrease of $5.7 million, or 2 percent relative to the third quarter of 1994, as a decline in net interest margin more than offset an increase in average interest-earning assets. Average interest-earning assets were $31.0 billion for the third quarter of 1995, an increase of $2.6 billion, or 9 percent over the comparable prior year period. The 3.39 percent net interest margin in the third quarter represented a 39 basis point decline from the 3.78 percent margin in 1994's third quarter.

The decline in net interest margin reflected a more expensive funding mix which resulted in an increase in the cost of interest-bearing liabilities of 130 basis points from the 1994 third quarter, reflecting the increase in market interest rates in this period and a reduction of $486 million in lower cost savings, money market and NOW deposits. The cost of funding the repurchase of the Corporation's common stock and a decrease in the LIBOR/fed funds spread of 29 basis points also contributed to the net interest margin decrease.


NET INTEREST INCOME
_____________________________________________________________________________________
($ in millions)

                                         1995                          1994
                           --------------------------------    --------------------
                               3Q         2Q          1Q          4Q          3Q
Average Balances
Loans                      $ 21,862    $ 21,548    $ 20,248    $ 18,174    $ 17,516
Securities                    8,426      10,002      10,026      10,226      10,079
Other Earning Assets            675         487         627         679         800
Total Earning Assets       $ 30,963    $ 32,037    $ 30,901    $ 29,079    $ 28,395

Net Interest Margin (%)        3.39        3.39        3.55        3.65        3.78
Net Interest Income (T-E)  $  263.2    $  271.5    $  273.2    $  265.9    $  268.9

Shawmut National Corporation
1995 Third Quarter Results
---------------------------------------------------------------------------

Noninterest Income of $107.2 Million

Noninterest income was $107.2 million for the third quarter of 1995, an increase of $15.5 million, or 17 percent relative to the third quarter of 1994. The growth in noninterest income over the past year included an $8.5 million, or 17 percent increase in customer service fees and a $5.2 million, or 18 percent increase in trust and agency fees. Approximately three fourths of the increase in noninterest income is attributable to purchase acquisitions.

Noninterest income of $111.7 million in the second quarter of 1995 included a gain on sale of mortgage servicing rights of $5.8 million and securities gains of $1.3 million. Adjusting for these items, noninterest income increased $2.6 million.


NONINTEREST INCOME
__________________________________________________________________________________
($ in millions)

                                          1995                       1994
                             -----------------------------    ------------------
                                 3Q         2Q         1Q         4Q         3Q
Customer Service Fees        $  57.2    $  54.8    $  51.6    $  49.8    $  48.7
Trust and Agency Fees           33.7       31.4       30.8       30.5       28.5
Loan Servicing                   4.3       10.6        4.3       12.6        4.6
Foreign Exchange Trading         1.0         .4       (1.2)       2.8       ----
Trading Account Profits           .6        1.0        1.3        1.0        1.0
Residential Mortgage Sales      ----         .2        (.1)       (.1)        .9
Securities Gains (Losses)       ----        1.3        (.1)      ----         .8
Other                           10.4       12.0        8.7        7.6        7.2
Total Noninterest Income     $ 107.2    $ 111.7    $  95.3    $ 104.2    $  91.7

Shawmut National Corporation
1995 Third Quarter Results
---------------------------------------------------------------------------

Efficiency Ratio of 60.3 Percent

Noninterest expenses of $223.3 million in the third quarter of 1995 decreased $3.1 million, or 1 percent versus the third quarter of 1994 despite increases in expenses from purchase acquisitions, including Shawmut Capital and Northeast Federal. Excluding the expenses of purchase acquisitions, quarterly noninterest expenses declined by approximately $35.4 million, or 16 percent relative to the third quarter of 1994. This decline is attributable to the continuing success of the Corporation's acquisition integration and cost management efforts, and a $9.4 million reduction in FDIC insurance.

Headcount as measured by the number of full-time equivalent (FTE) staff decreased by 225 from the second quarter to the third quarter of 1995.


NONINTEREST EXPENSES
__________________________________________________________________________________________
($ in millions)

                                                   1995                        1994
                                      ------------------------------    ------------------
                                         3Q         2Q          1Q         4Q         3Q
Compensation                          $  97.6    $  98.5    $  100.1    $  91.9    $  97.9
Employee Benefits                        21.1       21.9        19.6       19.0       20.9
   Personnel Expense                    118.7      120.4       119.7      110.9      118.8
Occupancy                                25.3       23.3        23.8       24.2       23.8
Equipment                                15.9       14.2        14.8       14.5       14.2
FDIC Insurance                             .9       11.0        11.0       10.5       10.3
Communications                           11.6       12.3        11.4       12.2       10.3
Advertising                               7.0        6.1         6.0        4.3        4.5
Foreclosed Properties Expense             1.0         .7         1.6        1.0         .5
Goodwill Amortization                     7.4        5.3         4.0        2.6        2.0
Provision for Foreclosed Properties      ----       ----        ----         .5         .6
Other                                    35.5       41.2        36.4       43.8       41.4
  Subtotal                              223.3      234.5       228.7      224.5      226.4
Merger Related Expenses                  ----       13.6        36.9       ----       ----
Total Noninterest Expenses            $ 223.3    $ 248.1    $  265.6    $ 224.5    $ 226.4

Branches                                  364        364         333        338        354
Employees (FTE's)                       9,660      9,885       9,536      9,565      9,970
Efficiency Ratio (percent)               60.3       61.4        62.0       60.5       62.8

Shawmut National Corporation
1995 Third Quarter Results
---------------------------------------------------------------------------

No Provision for Credit Losses for the Third Quarter of 1995

The third quarter of 1995 continued Shawmut's recent history of having no provision for credit losses. With adequate reserve coverage and improving credit quality in the loan portfolio, Shawmut does not currently anticipate that provisions for credit losses will be necessary for the remainder of 1995.

Net charge-offs were $30.7 million in the third quarter of 1995, compared with $26.3 million in the third quarter of 1994.

Income Taxes

Income taxes for the third quarter of 1995 were $54.3 million, representing an effective income tax rate of 37.3 percent, compared with an effective tax rate of 35.0 percent in the third quarter of 1994. The higher effective tax rate reflects increased state tax expense and lower levels of nontaxable income.

Shawmut National Corporation
1995 Third Quarter Results
---------------------------------------------------------------------------

ASSET SUMMARY
_______________________________________________________________________________________
($ in millions)

                                          1995                            1994
                             --------------------------------    ----------------------

                                  3Q         2Q          1Q          4Q           3Q
Average Balances
Cash and Due from Banks      $   1,324   $  1,418    $  1,350    $  1,475     $  1,478
Loans                           21,862     21,548      20,248      18,174       17,516
Reserve for Credit Losses         (533)      (553)       (563)       (562)        (595)
Net Loans                       21,329     20,995      19,685      17,612       16,921
Securities                       8,426     10,002      10,026      10,226       10,079
Other Earning Assets               675        487         627         679          800
Total Earning Assets            30,963     32,037      30,901      29,079       28,395
Other Assets                     2,125      1,885       1,836       1,670        1,701
Total Assets                 $  33,879   $ 34,787    $ 33,524    $ 31,662     $ 30,979

End of Period Balances
Cash and Due from Banks      $  1,163    $  1,213    $  1,485    $  1,986     $  1,461
Loans                          21,634      22,371      21,135      18,487       17,736
Reserve for Credit Losses        (511)       (541)       (559)       (542)        (568)
Net Loans                      21,123      21,830      20,576      17,945       17,168
Securities                      8,096       9,502       9,873       9,992       10,287
Other Earning Assets              577       1,079         409         849          635
Total Earning Assets           30,307      32,952      31,417      29,328       28,658
Other Assets                    2,098       2,336       1,847       1,627        1,801
Total Assets                 $ 33,057    $ 35,960    $ 34,190    $ 32,399     $ 31,352

Average Earning Assets Increase by $2.6 Billion Year-over-Year

Average earning assets totaled $31.0 billion for the third quarter of 1995, an increase of $2.6 billion, or 9 percent over the
prior year.   An  increase  in average loans of  $4.3  billion,  or
25 percent, was partially offset by a reduction of $1.7 billion, or 16  percent  in average securities.  The growth in average loans includes approximately $3.3 billion as a result of loans purchased through the acquisitions of Shawmut Capital
and Northeast  Federal.   The reduction in the  securities
portfolio reflects the Corporation's intention to reduce the level of such lower yielding assets.

Shawmut National Corporation
1995 Third Quarter Results
---------------------------------------------------------------------------

LOANS BY TYPE
_________________________________________________________________________________________________
(Period End - $ in millions)

                                                  1995                             1994
                                 -------------------------------------   -----------------------
                                      3Q           2Q            1Q           4Q          3Q

Commercial/Industrial            $  9,934.5    $ 10,190.2   $  9,644.2   $  7,006.4   $  6,201.3
Owner-Occupied
  Commercial Real Estate            1,452.8       1,507.3      1,564.5      1,412.0      1,423.4
Real Estate Investor/Developer
  Commercial Mortgage               1,077.6       1,261.3      1,231.6      1,309.2      1,401.3
  Construction & Other                102.0         125.4        136.4        157.4        150.5
Total Investor/Developer            1,179.6       1,386.7      1,368.0      1,466.6      1,551.8
Consumer
  Residential Mortgage              5,965.3       6,212.5      5,541.2      5,592.1      5,608.1
  Home Equity                       1,643.4       1,618.6      1,582.9      1,625.7      1,628.8
  Installment/Other                 1,458.4       1,455.7      1,434.0      1,384.3      1,322.5
Total Consumer                      9,067.1       9,286.8      8,558.1      8,602.1      8,559.4

   TOTAL                         $ 21,634.0    $ 22,371.0   $ 21,134.8   $ 18,487.1   $ 17,735.9

Loans Increase by $3.9 Billion Year-over-Year

Period-end total loans grew by $3.9 billion, or 22 percent over the one year period ending September 30, 1995. During the third quarter of 1995 loans decreased by $737.0 million, or 3 percent as compared with June 30, 1995. The reduction during the quarter includes a $207.1 million decline in real estate investor/developer loans as the Corporation continues to reduce its exposure in such loans, and a $247.2 million decrease in residential mortgages as a result of the sale of loans acquired with Northeast Federal.

Shawmut National Corporation
1995 Third Quarter Results
---------------------------------------------------------------------------

CREDIT QUALITY
____________________________________________________________________________________
($ in millions)

                                            1995                        1994
                               ------------------------------   --------------------
                                  3Q         2Q          1Q        4Q         3Q
Nonaccruing Loans              $ 187.5    $ 190.9     $ 228.4    $ 224.0    $ 265.9
Foreclosed Properties              4.6        4.0        11.9       18.8       32.1
Total Problem Assets           $ 192.1    $ 194.9     $ 240.3    $ 242.8    $ 298.0

Restructured Loans             $  22.2    $  28.1     $  29.8    $  41.8    $  31.1
Accruing Loans Past Due
  90 Days or More              $  42.8    $  46.4     $  55.6    $  43.3    $  53.1
Reserve for Credit Losses      $ 510.5    $ 541.2     $ 559.2    $ 542.1    $ 567.8
Problem Assets as a Percent
  of Loans Plus Foreclosed
  Properties                       .89%       .87%       1.14%      1.31%      1.68%
Reserve as a Percent of
  Nonaccruing Loans                272%       283%        245%       242%       214%
PROBLEM ASSET FLOWS
  Inflows                      $  80.4    $  58.7     $  80.2    $  55.4    $  64.9
  Outflows(1)                  $  42.7    $  64.2     $  50.6    $  69.9    $  60.9


(1) Outflows are cash payments, transfers to accruing or to restructured, and sales.


Problem Assets Decrease by 36 Percent Over the Past Year

Total problem assets at September 30, 1995 were $192.1 million, a decrease of $105.9 million, or 36 percent from $298.0 million
at September  30,  1994.   The acquisitions of  Shawmut  Capital
and Northeast Federal resulted in $12.4 million of problem assets held for accelerated disposition at September 30, 1995, compared with $38.6 million at June 30, 1995. The ratio of nonaccruing loans plus foreclosed properties to loans plus foreclosed properties declined to .89 percent at September 30, 1995, compared with 1.68 percent at September 30, 1994.

Shawmut National Corporation
1995 Third Quarter Results
---------------------------------------------------------------------------

RESERVE FOR CREDIT LOSSES
__________________________________________________________________________________________
($ in millions)

                                                    1995                       1994
                                       -----------------------------    ------------------
                                          3Q         2Q         1Q         4Q         3Q
Balance at Beginning of Period         $ 541.2    $ 559.2    $ 542.1    $ 567.8    $ 589.8
Net Charge-offs                           30.7       29.6       24.6       25.7       26.3
Addition for Loans Purchased              ----       11.6       41.7       ----        4.3
Provision for Credit Losses               ----       ----       ----       ----       ----
Balance at End of Period               $ 510.5    $ 541.2    $ 559.2    $ 542.1    $ 567.8
Provision for Foreclosed Properties    $  ----      $----    $  ----    $    .5    $    .6
Reserve as a Percent of
  Nonaccruing Loans                        272%       283%       245%       242%       214%

Reserve Coverage of Nonaccruing Loans of 272 Percent

The reserve for credit losses was $510.5 million at September 30, 1995, compared with $541.2 million at June 30, 1995 and $567.8 million at September 30, 1994. Reserve coverage improved over year-ago levels as the ratio of the reserve for credit losses to nonaccruing loans was 272 percent at September 30, 1995, compared with 214 percent a year earlier. The reserve coverage was 283 percent at June 30, 1995.

Shawmut National Corporation
1995 Third Quarter Results
---------------------------------------------------------------------------

CAPITAL
______________________________________________________________________________________
($ in millions, except per share data)

                                                1995                       1994
                                   -----------------------------   -------------------
                                      3Q         2Q         1Q         4Q         3Q
BALANCES
 Common Equity                     $ 2,201    $ 2,275    $ 2,082    $ 2,019    $ 1,951
 Tangible Common Equity (a)          1,696      1,765      1,725      1,865      1,800
 Total Shareholders' Equity          2,504      2,578      2,385      2,197      2,129
 Tier 1 Capital                      2,008      2,077      2,061      2,091      2,017
 Total Capital                       3,069      3,151      3,143      2,919      2,858
 Goodwill                              505        510        357        154        151
 Total Intangibles                     518        523        370        168        168
 Total Assets                       33,057     35,960     34,190     32,399     31,352
CAPITAL RATIOS (%)
 Common Equity                        6.66       6.33       6.09       6.23       6.22
 Tangible Common Equity               5.13       4.91       5.05       5.75       5.74
 Tier 1 Capital (b)                   7.11       6.96       7.37       8.27       8.47
 Total Capital (b)                   10.86      10.56      11.24      11.55      11.99
 Leverage                             6.02       6.08       6.21       6.62       6.54
PER SHARE DATA
 Book Value Per Share ($)            17.94      17.95      17.06      16.72      16.32
 Average Common
   Shares Outstanding (millions)     124.2      123.7      121.6      120.3      119.3

 (a) Defined as common equity less goodwill.
 (b) As a percent of risk adjusted assets. Third quarter 1995 data are preliminary.

Book Value of $17.94 Per Share

Book value per share was $17.94 at September 30, 1995, an increase of 10 percent over a year ago. The slight decrease in book value from the prior quarter is a result of the Corporation's common stock repurchase program. Instituted in the second quarter of 1995, the program is designed to offset 6.5 million common shares issued in connection with the June 1995 acquisition of Northeast Federal and approximately 2.5 million common shares in expected stock option activity. Through September 30, 1995,
8.1  million common shares had been repurchased.

Shawmut National Corporation
1995 Third Quarter Results
---------------------------------------------------------------------------

Shawmut's preliminary Tier 1 and Total risk-based capital ratios were 7.11  percent  and 10.86 percent, respectively, at September
30, 1995, compared with 6.96 percent and 10.56 percent,
respectively, at  June  30,  1995.   The Leverage ratio, a measure
of  Tier  1 capital  to  average  quarterly  assets,  was  6.02
percent   at September 30, 1995, compared with 6.08 percent at June
30, 1995. The Corporation's and its principal banking subsidiaries' riskbased capital and leverage ratios continue to exceed the ratios designated for well-capitalized financial institutions.


COMMON STOCK/OTHER DATA
____________________________________________________________________________


                                                1995                     1994
                                     --------------------------    ----------------
                                       3Q        2Q        1Q        4Q        3Q

Market Value Per Share ($)
 End of Period                       33 5/8    31 7/8    26 3/8    16 3/8    20 3/4
 High                                34 1/2    32 1/2    26 5/8    20 7/8        23
 Low                                 29 7/8    26 1/4    17 3/8    16 3/8    20 5/8

 Average Daily Volume (000)             363       453     1,186       503       448
 Book Value Per Share(1) ($)          17.94     17.95     17.06     16.72     16.32
 Dividends Declared Per Share ($)       .22       .22       .22       .22       .20
 Market-to-Book (period-end)           1.87      1.78      1.55       .98      1.27
 Preferred Dividends ($) (000)          6.8       7.2       6.0       3.9       3.9
 Common Shares Outstanding
  Average                             124.2     123.7     121.6     120.3     119.3
  Period End                          122.7     126.7     122.1     120.8     119.6

 (1) Period End